Ames True Temper Reports Second Quarter Results

-Operating Income increases approximately 15% vs. prior year

CAMP HILL, Pennsylvania, May 13, 2008 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal 2008 second quarter ended March 29, 2008.

Second Quarter Results (13-week Period Ended March 29, 2008)

Net sales for the thirteen week period ended March 29, 2008 were $147.1 million, a 15.5 percent decrease compared to $174.0 million for the thirteen week period ended March 31, 2007. Net income for the second quarter of fiscal 2008 was $3.3 million, compared to a net loss of $0.9 million for the second quarter of fiscal 2007. Adjusted EBITDA (which is reconciled to net income (loss) on the attached table) for the second quarter of fiscal 2008 was $20.8 million compared to adjusted EBITDA for the second quarter of fiscal 2007 of $18.8 million.

“Our revenue performance this quarter was dramatically impacted by the soft U.S. housing market. However, our gross margin as a percent of sales increased significantly due to improved manufacturing efficiencies,” said Rich Dell, President and CEO. “Our improvement in operating income is directly attributable to delivering on the key fundamentals of managing our business.”

Borrowings outstanding under our revolving credit facility were $73.8 million at March 29, 2008, a decrease of $29.1 million from $102.9 million at March 31, 2007. Availability under our revolving credit facility was $45.2 million at March 29, 2008.

“We are pleased with the borrowing availability as we reach peak season. Our focused efforts on operating expenses and working capital have been the drivers for reducing our revolver balance,” noted David Nuti, CFO.

Year-to-Date Results (26-week period ended March 29, 2008)

Net sales for the twenty-six week period ended March 29, 2008 were $245.9 million, a 5.0 percent decrease compared to $259.0 million for the twenty-six week period ended March 31, 2007. Net loss for the twenty-six week period ended March 29, 2008 was $0.5 million, compared to a $10.1 million net loss during the twenty-six week period ended March 31, 2007. Adjusted EBITDA (which is reconciled to net loss on the attached table) for the first half of fiscal 2008 was $29.8 million compared to adjusted EBITDA for the first half of fiscal 2007 of $26.2 million.

“While our business was impacted by the slow U.S. housing market in the first and second quarter, we are pleased with the significant improvement over the net loss we incurred in the prior year,” Dell commented.

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

*	The Company’s liquidity and capital resources;
*	Increased concentration of its customers;
*	Sales levels to existing and new customers;
*	Availability of raw materials;
*	Risks relating to foreign sourcing, foreign operations;
*	General economic conditions, including downturns in housing markets;
*	Changing consumer preferences;
*	Seasonality and adverse weather conditions;
*	Competitive pressures and trends;
*	Product liability claims;
*	New product and customer initiatives;
*	Our ability to pay our debt or obtain alternative financing; and
*	The Company’s ability to successfully consummate and integrate acquisitions.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,

investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 29, 2008	September 29, 2007
Assets
Current assets:
Cash and cash equivalents	$9,024	$5,182
Trade receivables, net	89,205	56,306
Inventories	132,379	115,063
Deferred income taxes	1,046	752
Prepaid expenses and other current assets	5,673	5,509
Total current assets	237,327	182,812
Property, plant and equipment, net	60,683	66,055
Intangibles, net	72,547	73,324
Goodwill	58,666	59,320
Other noncurrent assets	9,666	11,274
Total assets	$438,889	$392,785
Liabilities and stockholder’s deficit
Current liabilities:
Trade accounts payable	$48,671	$35,341
Accrued interest payable	6,063	6,254
Accrued expenses and other current liabilities	21,563	23,432
Revolving loan	73,836	42,498
Current portion of long-term debt and capital lease obligations	588	612
Total current liabilities	150,721	108,137
Deferred income taxes	20,749	20,477
Long-term debt	300,356	300,578
Accrued retirement benefits	12,070	10,943
Other liabilities	11,623	6,638
Total liabilities	495,519	446,773
Commitments and contingencies
Stockholder’s deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Accumulated deficit	(156,162)	(155,707)
Accumulated other comprehensive income	2,571	4,758
Total stockholder’s deficit	(56,630)	(53,988)
Total liabilities and stockholder’s deficit	$438,889	$392,785

ATT Holding Co.

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Thirteen week period ended March 29, 2008		Thirteen week period ended March 31, 2007
Net sales	$147,143	100.0%	$174,035	100.0%
Cost of goods sold	107,222	72.9%	131,447	75.5%
Gross profit	39,921	27.1%	42,588	24.5%
Selling, general, and administrative expenses	24,487	16.6%	29,242	16.8%
Loss on disposal of fixed assets	213	0.1%	94	0.1%
Amortization of intangible assets	341	0.2%	372	0.2%
Impairment of fixed assets	34	0.0%	—	0.0%
Operating income	14,846	10.1%	12,880	7.4%
Interest expense, net	8,726	5.9%	9,510	5.5%
Other expense	3,679	2.5%	108	0.1%
Income before income taxes	2,441	1.7%	3,262	1.9%
Income tax (benefit) expense	(892)	-0.6%	4,204	2.4%
Net income (loss)	$3,333	2.3%	$(942)	-0.5%

ATT Holding Co.

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Twenty-six week period ended March 29, 2008		Twenty-six week period ended March 31, 2007
Net sales	$245,924	100.0%	$258,977	100.0%
Cost of goods sold	180,629	73.4%	194,062	74.9%
Gross profit	65,295	26.6%	64,915	25.1%
Selling, general, and administrative expenses	45,955	18.7%	49,944	19.3%
Loss on disposal of fixed assets	499	0.2%	629	0.2%
Amortization of intangible assets	683	0.3%	745	0.3%
Impairment of fixed assets	34	0.0%	—	0.0%
Operating income	18,124	7.4%	13,597	5.3%
Interest expense, net	17,232	7.0%	18,132	7.0%
Other expense	1,389	0.6%	237	0.1%
Loss before income taxes	(497)	-0.2%	(4,772)	-1.8%
Income tax (benefit) expense	(42)	0.0%	5,346	2.1%
Net loss	$(455)	-0.2%	$(10,118)	-3.9%

ATT Holding Co.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Thirteen week period ended March 29, 2008	Thirteen week period ended March 31, 2007
Net income (loss)	$3,333	$(942)
Depreciation of property, plant and equipment	3,983	4,057
Amortization of intangible assets	341	372
Interest expense, net	8,726	9,510
Income tax (benefit) expense	(892)	4,204
EBITDA (a)	15,491	17,201
Adjustments to EBITDA:
Cost savings initiatives (b)	—	283
One-time costs for new long handle tool distribution (d)	191	191
Equity sponsor fees and other expenses (e)	1,154	982
Impairment charges (f)	34	52
Loss on disposal of fixed assets (g)	213	94
Loss on foreign currency (h)	3,733	—
Adjusted EBITDA (a)	$20,816	$18,803

(a) “EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Not used.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with Statement of Financial Accounting Standards No. 13 due to the expensing of escalating rent on a straight-line basis.

(f) Consists of impairment charges related to property and certain equipment at a closed manufacturing facility.

(g) Consists of gains and losses on disposition of property, plant and equipment.

(h) Represents loss on foreign currency. For the period ended March 29, 2008, other expense consists primarily of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Twenty-six week period ended March 29, 2008	Twenty-six week period ended March 31, 2007
Net loss	$(455)	$(10,118)
Depreciation of property, plant and equipment	7,861	7,947
Amortization of intangible assets	683	745
Interest expense, net	17,232	18,132
Income tax (benefit) expense	(42)	5,346
EBITDA (a)	25,279	22,052
Adjustments to EBITDA:
Cost savings initiatives (b)	(77)	1,123
ERP expenses (c)	—	26
One-time costs for new long handle tool distribution (d)	305	305
Equity sponsor fees and other expenses (e)	2,326	1,952
Impairment charges (f)	34	104
Loss on disposal of fixed assets (g)	499	629
Loss on foreign currency (h)	1,405	—
Adjusted EBITDA (a)	$29,771	$26,191

(a) “EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with Statement of Financial Accounting Standards No. 13 due to the expensing of escalating rent on a straight-line basis.

(f) Consists of impairment charges related to property and certain equipment at a closed manufacturing facility.

(g) Consists of gains and losses on disposition of property, plant and equipment.

(h) Represents loss on foreign currency. For the period ended March 29, 2008, other expense consists primarily of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.